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                                                                    EXHIBIT 10.4

                         AMERITECH DIRECTORY PUBLISHING
                            LISTING LICENSE AGREEMENT

         This Agreement (this "Agreement") entered into as of the 1st of September, 2004, among R.H. Donnelley Publishing & Advertising of Illinois Partnership (f/k/a The APIL Partners Partnership), an Illinois general partnership, and DonTech II Partnership, an Illinois general partnership (collectively, "Licensee"), on the one hand, and Ameritech Services Inc., on behalf of and as agent for Illinois Bell Telephone Company and Indiana Bell Telephone Company, Incorporated, on the other hand.

         Capitalized terms used but not defined herein shall have the meanings assigned to them in the Directory Services License Agreement, dated as of the date hereof (the "Directory Services License Agreement"), by and among R. H. Donnelley Corporation, R.H. Donnelley Publishing & Advertising of Illinois Partnership, DonTech II Partnership, Ameritech Corporation and SBC Directory Operations, Inc. The term Licensor will have the meaning set forth in Section 6.19.

                                    RECITALS:

         A. Licensor to the extent permitted by law, is the owner of all right, title and interest in and to the Subscriber Listing Information and Listing Information Updates (collectively, "SLI"); and

         B. Licensee desires to obtain SLI for use in publishing a directory or directories (including street address directories) in any format (each a "Licensee Directory") and for soliciting advertising for such directories, in each case, in the Territory; and

         C. Licensor is willing to license the right to use its SLI to Licensee strictly pursuant to the provisions of this Agreement and for no other purpose; and

         D. Licensee and Ameritech Corporation (an Affiliate of Licensor) and other of their respective Affiliates concurrently herewith are entering into the Directory Services License Agreement for purposes of providing for the continued production, publication and distribution of the Licensee Directories by Licensee following the closing of the transactions contemplated by the Purchase Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants and agreements set forth in this Agreement and the Other Commercial Agreements and the consummation of the transactions contemplated by the Purchase Agreement and the Other Commercial Agreements, the parties hereto agree as follows:

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                         ARTICLE ONE - LISTING REQUESTS

1.0 Licensee may, from time-to-time, during the term of this Agreement obtain from Licensor SLI subject to the considerations stated herein. Such SLI shall be current as of the date of the extraction from Licensor's listing system.

1.1 All requests for SLI pursuant to this Agreement shall be made by Licensee in a manner, timeframe, form and format consistent with Current Practices (as defined below) ("Request").

1.2 Subject to Sections 1.1 and 2.1, each Request shall specify the SLI requested according to either the exchange areas, zip code, or community and include the format specified in Appendix A in which such SLI shall be furnished. For purposes of this Agreement, "exchange area" means the Licensor central office serving area represented by the first three digits of the telephone number within an area code.

1.3 Each Request shall be subject to appropriate license fees and other charges as set forth in Article Three herein. Any Request submitted by Licensee for Subscriber Listing Information only shall be subject to a minimum charge of $150.

1.4 Each Request shall be provided to Licensor at least 30 calendar days prior to the date that the SLI (and/or any related Additional Services) are requested to be provided to the Licensee consistent with Current Practices. Orders that require expedited service or that are not consistent with Current Practices will be subject to an additional charge as outlined in Appendix B of this Agreement. In the event that the specifications not consistent with Current Practices requested cannot be accommodated, then notification will be provided to Licensee within 30 days of receipt of request.

                              ARTICLE TWO - LICENSE

2.0 Subject to the provisions of this Agreement, Licensor grants to Licensee during the term of this Agreement a non-exclusive, non-transferable license for use of SLI provided pursuant to each Request, such use to be limited to the publication of Licensee Directories by Licensee and soliciting advertising for Licensee Directories. This Agreement applies to SLI contained in Licensor's records with respect to business and residence customers and excludes all non-published and non-listed telephone numbers, with the exception of Listing Information Update product number seven as defined in Appendix B. The residential Listing Information Update product number one in Appendix B, if requested, will include the street address, city, state and zip code for non-published and non-listed numbers for directory delivery purposes.

2.1 Licensor agrees to maintain a database of SLI consistent with Current Practices (as herein defined) for the term of this Agreement. Licensor will provide the SLI in a manner, timeframe, form and format consistent with the ordinary and customary business practices of Licensor with respect to the Publisher Business during the 12-month period prior to the date hereof (collectively, the "Current Practices"). The parties shall negotiate

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         in good faith to make any modifications to the Current Practices as they relate to SLI upon written notice from either party of requested modifications. Notwithstanding the foregoing, Licensor reserves the right to make reasonable changes in the format of its SLI, including without limitation changes in the form, content or scope of its SLI; provided that (a) such changes must be reasonable and implemented on a non-discriminatory basis with respect to substantially all comparable print directories published by SBC Directory Operations and its Subsidiaries and (b) Licensor shall notify Licensee in writing of any such changes not less than 60 days prior to implementation.

2.2 Any source material containing SLI furnished by Licensor hereunder, whether or not used by Licensee for the purpose stated herein, shall remain the property of Licensor and, upon termination of this Agreement, Licensee shall, upon request from Licensor, but in no event later than 30 days following the termination of this Agreement as stated in Section 6.5 herein, return or destroy such source material; provided, however, that after the termination of this Agreement, Licensee will be permitted to use the SLI for any Licensee Directories that commenced production prior to such termination and not be required to recall any Licensee Directories published prior to such termination.

2.3 If SLI provided hereunder mistakenly includes any listings or other information that is the property of a CLEC (other than Licensor) that has not authorized Licensor to include its listings with the SLI, at Licensor's written request, Licensee will enter into a separate license agreement with such CLEC if Licensee desires to use or publish any such listings or other information in a Licensee Directory. Licensee shall furnish a copy of such license agreement or letter of authorization signed by the local exchange carrier to Licensor.

2.4 The license granted herein shall be non-assignable (except as provided in Section 6.14) and Licensee shall have no right to sub-license or permit any other publisher or person to use the Listing Information or any information extracted therefrom except for the purpose of publication of directories by Licensee or soliciting advertising for Licensee Directories. Specifically, the SLI cannot be used to market Telecom Services. Publishing a directory or soliciting advertising for Licensee Directories is, for the purpose of this Agreement, not considered a Telecom Service. Licensee shall take reasonable and prudent steps to prevent disclosure of the source material containing SLI at least equal to the steps taken by Licensee to protect its own similar proprietary information, including adequate computer security measures to prevent unauthorized access to SLI when contained in any database.

2.5 SLI published in an electronic format must also contain a notice to the user indicating that the user may use, copy, and/or distributes listings for non-commercial, informational purposes only. All copies made of the listing information must identify Licensor as the data source and include proper Licensor copyright notice as provided by Licensor. The user notice must be prominently displayed in a publicly available, noticeable area of the CD Rom or Internet directory.

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2.6      Any Listing Information Updates will be provided by Licensor as soon as reasonably practicable but in any event within three business days of the Listing Information Update being added to Licensor's records, which Listing Information Updates may be used to publish a directory or solicit advertising for the Licensee Directories. In no event shall Licensee use, disclose or reproduce any Licensor service order information furnished hereunder or permit anyone but its duly authorized employees or agents to inspect or use the same, except for the purpose expressly provided herein. Specifically, Listing
         Information Updates cannot be used to market Telecom Services.

                           ARTICLE THREE - LICENSE FEE

3.0 Licensee agrees to pay Licensor all applicable fees specified in Appendix B such as per listing charges, fees for additional services as specified in Section 3.2 and such state, municipal and federal taxes as may be applicable to such transactions (hereafter "Fees") for each submitted Request. The per listing price will be paid in the aggregate. Notwithstanding the foregoing, Licensor may from time to time alter the rates charged by it for SLI, upon prior written notice to Licensee, except that such rates will be at the Federal Communication Commission's maximum applicable safe harbor rates and may not exceed the maximum rates allowed by any applicable law or regulation for such SLI; provided, that any such payments will be made on a most-favored-customer basis at the lowest available price given to other publishers in the Territory, whether such price is that offered by Licensor to any Affiliated or third party publisher. For purposes of the foregoing, "aggregate" means on an aggregated basis regardless of how often and in what media, format or device such SLI is displayed by Licensee.

3.1 All fees owed to Licensor under this Agreement shall be paid by the Licensee within 30 days of the invoice date. Fees not paid within 30 days of the invoice date are subject to a late charge of $50 or 1% of the total invoice, whichever is greater, for each 30 day period beyond the initial 30 days after the invoice date.

3.2 Additional Services. Customization services that require special programming not consistent with Current Practices, as noted in Article II of Appendix B ("Additional Services"), are also available to Licensee upon receipt of a Request by Licensee and upon approval by Licensor. Licensor may choose, in its sole discretion, to accommodate all such customization requests and other requests not consistent with Current Practices. For each Request requiring special programming, Licensee shall pay to Licensor a one time fee set forth in Appendix B in addition to any other fees described in Section 3.0.

                      ARTICLE FOUR - INTELLECTUAL PROPERTY

4.0 Licensee shall, to the extent legally permissible, include a proper copyright notice in its name in each Licensee Directory published by it and Licensee shall use its best efforts to protect and maintain the validity of said copyright. Nothing contained in this Agreement shall restrict, impair or diminish the proprietary interest of Licensor in the SLI furnished to the Licensee for use in Licensee Directories. Licensee will own all information and

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         work product relating to advertising in Licensee Directories, except for any such information or work product owned solely by customers of Licensee or other parties.

4.1 Except as provided herein or in the Directory Services License Agreement, nothing in this Agreement will be deemed to grant any rights to Licensee in respect of any intellectual property or proprietary information of Licensor or any of its Affiliates.

                ARTICLE FIVE - INDEMNITY/LIMITATION OF LIABILITY

5.0 If the SLI provided to Licensee by Licensor is not that as stated in the Request, Licensor shall, upon request, use its reasonable best efforts to attempt to provide those listings identified in the particular Request at no additional cost to Licensee. Such request must be made within 30 calendar days of Licensee's receipt of the SLI and shall include the SLI Request.

5.1 Except as provided in this Article Five, the SLI is provided "AS IS"; Licensor does not warrant or represent that any SLI made available to Licensee pursuant to this Agreement is correct or complete; and, except as provided in this Article Five, Licensee hereby releases Licensor from any liability due to errors, inclusions or omissions in the SLI provided hereunder; provided, however, that Licensee shall be entitled to refund of the amount paid for any individual listing to the extent such listing is found to be inaccurate or incomplete.

5.2 THE REMEDIES STATED IN SECTIONS 5.0 AND 5.1 HEREOF SHALL BE LICENSEE'S SOLE AND EXCLUSIVE REMEDY AGAINST LICENSOR WITH RESPECT TO THE PROVISION OF SLI HEREUNDER, LICENSOR MAKES AND LICENSEE RECEIVES NO WARRANTY, EXPRESS OR IMPLIED, AND THERE ARE EXPRESSLY EXCLUDED ALL WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LICENSOR SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR DIRECT, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                           ARTICLE SIX - MISCELLANEOUS

6.0 Non-Exclusivity. Nothing in this Agreement or elsewhere shall give Licensee any exclusive right to the use of the SLI, and Licensor shall be free at any time to grant similar Licenses to others under the same or different terms and conditions as Licensor in its sole discretion may determine; provided that any different pricing terms and conditions offered by Licensor to others in the Territory that are more favorable than the pricing terms and conditions of this Agreement must be offered to Licensee on a most-favored-customer basis in accordance with Section 3.0.

6.1 Force Majeure. No party will be liable for any delay or failure in performance of any part of this Agreement caused by a Force Majeure condition. If any Force Majeure condition occurs, the party whose performance fails or is delayed because of such Force Majeure

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         condition will give prompt notice to the other party, will use commercially reasonable efforts to perform in spite of the Force Majeure condition and upon cessation of such Force Majeure condition will give like notice and commence performance under the Agreement as promptly as reasonably practicable. This clause shall not excuse the payment of money.

6.2 Survival of Obligations. Any liabilities or obligations of a party for acts or omissions occurring prior to the cancellation or termination of this Agreement and any obligations of a party under any other provisions of this Agreement which, by their express terms, are contemplated to survive (or be performed after) termination of this Agreement (subject to any time limitations specified therein) will survive the cancellation or termination of this Agreement.

6.3 Governing Law; Forum Selection. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without reference to the conflict of laws principles thereof. Each party irrevocably submits to the jurisdiction of the Federal and state courts in the Borough of Manhattan, The City of New York for the resolution of any and all disputes relating to this Agreement and waives any and all objections it might otherwise have to such jurisdiction and venue.

6.4 Severability. If any term, condition or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity will not invalidate the entire Agreement, unless such construction would be unreasonable. This Agreement will be construed as if it did not contain the invalid or unenforceable provision or provisions, and the rights and obligations of each party will be construed and enforced accordingly, except that in the event such invalid or unenforceable provision or provisions are essential elements of this Agreement and substantially impair the rights or obligations of either party, the parties will promptly negotiate in good faith a replacement provision or provisions.

6.5 Term and Termination. Subject to Section 6.2, this Agreement will terminate immediately and without further action when the Directory Services License Agreement expires at the end of the Term, is terminated by or on behalf of SBC Directory Operations in accordance with its terms or is terminated by or on behalf of Publisher in accordance with its terms or otherwise. Termination of this Agreement shall not relieve Licensee of the obligation to pay all amounts owing to Licensor as of the date of termination or any of its other obligations contained herein including those in Article Two.

6.6 Amendment; Waiver. No amendments, deletions, additions or other modifications to this Agreement will be binding unless evidenced in writing and signed by an officer of each of the respective parties hereto. No waiver of any provision of this Agreement, and no consent to any default under this Agreement, will be effective unless the same is in writing and signed by an officer of the party against whom such waiver or consent is claimed. In addition, no course of dealing or failure of a party strictly to enforce any term, right or condition of this Agreement will be construed as a waiver of such term, right or condition. Waiver by either party of any default by the other party will not be deemed a waiver of any subsequent or other default.

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6.7      Headings. The headings and numbering of sections and paragraphs in this
         Agreement are for convenience only and will not be construed to define or limit any of the terms in this Agreement or affect the meaning or interpretation of this Agreement.

6.8 Compliance with Laws and Regulations. Each party will comply with all federal, state, and local laws, regulations, rules, ordinances and orders relating to the performance of its obligations and the use of services provided under this Agreement, including any rulings, modifications, regulations or orders of the Federal Communications Commission and/or any applicable state utility commission to the extent this Agreement is subject to the jurisdiction of such regulating authority.

6.9 Remedies. The parties agree that all disputes or controversies arising out of or relating to this Agreement shall be resolved using the procedures set forth in the Directory Services License Agreement, including Sections 18.2, 18.4 and 18.6, which are incorporated herein by this reference.

6.10 Third Party Beneficiaries. This Agreement is intended solely for the benefit of the parties, and no third-party beneficiaries are created by this Agreement. This Agreement does not provide and should not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action or other privilege.

6.11 Appendices. Appendices to this Agreement are incorporated and made a part of this Agreement. In the event of a conflict between the terms of this Agreement and an appendix to this Agreement, the terms of this Agreement will override and govern.

6.12 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart will be deemed to be an original instrument, but all such counterparts will constitute but one agreement. This Agreement will become effective when one or more counterparts have been signed by each and delivered to the other party, it being understood that the parties need not sign the same counterpart.

6.13 Relationship. Nothing contained in this Agreement shall be construed to create the relationship of employer and employee between the parties, franchiser - franchisee, or to make the parties partners, joint venturer or co-employer of the other, or result in joint service offerings to their respective customers. The relationship between the parties is that of an independent contractor. Each party will be solely responsible for such party's employees, including compliance with all employment laws, regulations, and rules and payment of wages, benefits and employment taxes such as Social Security, unemployment, workers compensation and federal and state withholding with respect to such employees.

6.14 Binding Effect; Assignment. This Agreement will be binding on and inure to the benefit of the parties, and their respective successors and permitted assigns. Except as provided in Section 10.1 of the Directory Services License Agreement, no party may assign all or any of its rights or obligations under this Agreement without the prior written consent of

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         the other party, except that any party may assign all of its rights and obligations under this Agreement (a) in connection with a sale of all or substantially all of its assets or by merger or consolidation if the purchaser assumes in writing all of the assigning party's rights and obligations under this Agreement in a form reasonably acceptable to the other party, and (b) to any of its Affiliates or (ii) any lender or other party as collateral in connection with any financing provided that no such assignment permitted by this clause (b) will relieve such party of any of its obligations under this Agreement.

6.15 Audits. Licensor retains the right to audit the use of the SLI provided. It is agreed that the use of SLI will be monitored by a combination of one or more methods of computer control, and/or seeded and/or varied names and addresses, or a combination of the foregoing or other means. The Licensee acknowledges this and consents and agrees to the monitoring. The use of SLI shall be open to audit by a certified public accountant or internal Licensor audit team designated by Licensor at the principal offices of Licensee upon reasonable prior notice, during regular business hours and in such a manner as not to interfere with Licensee's normal business activities and that such audit shall be conducted at Licensor's sole expense unless Licensor discovers that use of the SLI has been for purposes other than the publication of Licensee Directories or the solicitation of advertising for Licensee Directories in which event Licensee shall bear the entire expense of the audit.

6.16 Charges for Additional Services. Charges for additional services specified in Paragraph 3.2 herein may be increased by Licensor at any time upon 30 days prior written notice to Licensee; provided, that any such charges will be made on a most-favored-customer basis at the lowest available price. Notwithstanding the foregoing, all Fees and other charges herein may be decreased by Licensor at any time without notice.

6.17 Notices. Any notice required or permitted under this Agreement will be in writing and will be hand-delivered, sent by confirmed facsimile or mailed by overnight express mail. Notice will be deemed to have been given when such notice is received. Addresses for notices are as follows:

                  If to Licensor:

                           SBC Midwest
                           c/o Scott Smith, Director - Wholesale Markets One SBC Plaza, Room 3420
                           Dallas, TX 75202

                  With a copy to:

                           SBC Communication Inc.
                           Attn.: Wayne Watts
                           175 E. Houston Street
                           San Antonio, TX 78205

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                  If to Licensee:

                           R.H. Donnelley Publishing & Advertising of Illinois Partnership
                           DonTech II Partnership
                           Robert Hoff, AVP Publishing
                           6001 Hospitality Court
                           Morrisville, NC 27560

                  With a copy to:

                           Robert J. Bush
                           VP and General Counsel
                           R.H. Donnelley Corporation
                           1001 Winstead Drive, Cary NC 27513

or at such other address as any party may provide to the others by written notice.

6.18 Entire Agreement. The Commercial Agreements constitute the entire understanding and agreement of the parties concerning the subject matter of the Commercial Agreements and supersede any prior agreements, representations, statements, understandings, proposals, undertakings or negotiations, whether written or oral, with respect to the subject matter set forth in the Commercial Agreements.

6.19 Definition. "Licensor" means, collectively, Ameritech Services, Inc., and any Person to whom all or substantially all the business or assets of Ameritech Services, Inc. is transferred (whether by merger, consolidation, sale of assets or otherwise). Prior to the time that the defined term "Licensor" applies to any Person other than Ameritech Services, Inc., Ameritech Services, Inc. shall cause such Person to enter into a written agreement, in form and substance reasonably satisfactory to Licensee, pursuant to which such Person assumes all of Licensor's obligations under this Agreement. From and after such assumption, such Person shall also be deemed to be Ameritech Services, Inc., for all purposes of this Agreement, but such assumption shall not discharge or release any other Persons to which those defined terms then apply.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       R.H. DONNELLEY PUBLISHING & ADVERTISING
                                       OF ILLINOIS PARTNERSHIP

                                       By:   /s/ Robert J. Bush
                                           -------------------------------------
                                            Robert J. Bush
                                            Vice President, General Counsel
                                            and Corporate Secretary

                                       DONTECH II PARTNERSHIP

                                       By:   /s/ Robert J. Bush
                                           -------------------------------------
                                            Robert J. Bush
                                            Vice President, General Counsel
                                            and Corporate Secretary

                                       AMERITECH SERVICES, INC.

                                       By:  /s/ Kirk R. Brannock
                                           -------------------------------------
                                            Name: Kirk R. Brannock
                                            Title: President

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